As filed with the Securities and Exchange Commission on January 9, 2013

Registration No. 333-161968

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VERSAILLES FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	6712	27-1330256
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

10413 Kley Road, Versailles, Ohio 45380

(937)-526-4515

(Address, including zip code, telephone number,

including area code, of registrant’s principal executive offices)

Copies of all correspondence to:

Mr. Douglas P. Ahlers	Kip A. Weissman, Esq.
President and Chief Executive Officer	Luse Gorman Pomerenk & Schick, P.C.
Versailles Financial Corporation	5335 Wisconsin Avenue, N.W., Suite 780
10413 Kley Road	Washington, D.C. 20015
Versailles, Ohio 45380	(202) 274-2000
(937)-526-4515	(202) 362-2902 Facsimile
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 is filed to deregister 233,746 shares of the $0.01 par value common stock (the “Common Stock”) of Versailles Financial Corporation (the “Company”), heretofore registered and offered by the Company pursuant to the terms of the Registration Statement on Form S-1 (Registration No. 333-161968) dated September 17, 2009.  The remaining 427,504 shares registered pursuant to the Registration Statement on Form S-1 have been issued in accordance with and as described in the Prospectus.

The Company has determined that no further shares will be offered, sold and/or issued pursuant to the Prospectus.  The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Versailles, State of Ohio, on this 9th day of January, 2013.

VERSAILLES FINANCIAL CORPORATION

By:	/s/ Douglas P. Ahlers
Douglas P. Ahlers
President Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Position	Date

By:	/s/ Douglas P. Ahlers	President and Chief Executive Officer and Director	January 9, 2013
	Douglas P. Ahlers	(Principal Executive Officer)

By:	/s/ Cheryl J. Leach	Executive Vice President and Chief Financial Officer	January 9, 2013
	Cheryl J. Leach	(Principal Financial and Accounting Officer)

By:		Director
Edward L. Borchers

By:	/s/ Kevin J. Drees	Director	January 9, 2013
Kevin J. Drees

By:	/s/ Thomas L. Guillozet	Director	January 9, 2013
Thomas L. Guillozet

By:	/s/ James C. Poeppelman	Director	January 9, 2013
James C. Poeppelman

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